UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) – April 25, 2013

IEC ELECTRONICS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-6508	13-3458955
(Commission File Number)	(IRS Employer Identification No.)

105 Norton Street, Newark, New York 14513

(Address of principal executive offices)(Zip code )

(315) 331-7742

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On April 25, 2013, the Audit Committee of the Board of Directors of IEC Electronics Corp. (the “Company”) concluded that the previously issued consolidated financial statements covering the Company’s fiscal year ended September 30, 2012 (“FY 2012”), the consolidated financial statements for the fiscal quarters ended December 30, 2011 (“Q1-2012”), March 30, 2012 (“Q2-2012”), and June 29, 2012 (“Q3-2012”), and the consolidated financial statements for the Company’s fiscal quarter ended December 28, 2012 (“Q1-2013”) (collectively, the “Restated Periods”), require restatement. These financial statements contained an error in accounting for work-in-process inventory at one of the Company’s subsidiaries, Southern California Braiding, Inc., resulting in an aggregate understatement of cost of sales and an aggregate overstatement of gross profit during all such Restated Periods of approximately $2.2 million. The same error was made during the Company’s fiscal year ended September 30, 2011 (“FY 2011”) but did not have a material impact on the Company’s consolidated financial statements for that fiscal year or any interim period during that fiscal year. The cumulative effect of the FY 2011 error will be included in the adjustment made to the interim financial statements for Q1-2012, and correspondingly in the adjusted consolidated financial statements for FY 2012.

The Company estimates that adjustment of the Company’s consolidated financial statements for the Restated Periods to correct the error (the “Adjustments”) will result in approximately the following amounts (in thousands, except per share data):

Income(Loss) Before Provision for Income Taxes*
	Q1-2012**	Q2-2012	Q3-2012	Q4-2012	FY 2012	Q1-2013
As Reported	$ 1,503	$ 4,136	$ 3,452	$ 2,922	$ 12,014	$ 379
Adjustment	$ 288	$ 173	$ 563	$ 625	$ 1,651	$ 539
Restated	$ 1,215	$ 3,963	$ 2,889	$ 2,297	$ 10,363	$ (160)

Net Income(Loss)*
	Q1-2012**	Q2-2012	Q3-2012	Q4-2012	FY 2012	Q1-2013
As Reported	$ 948	$ 2,607	$ 2,203	$ 2,001	$ 7,760	$ 239
Adjustment	$ 182	$ 109	$ 360	$ 415	$ 1,066	$ 340
Restated	$ 766	$ 2,498	$ 1,843	$ 1,586	$ 6,694	$ (101)

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Diluted Earnings per Share*
	Q1-2012**	Q2-2012	Q3-2012	Q4-2012	FY 2012	Q1-2013
As Reported	$ 0.09	$ 0.26	$ 0.22	$ 0.20	$ 0.78	$ 0.02
Adjustment	$ 0.01	$ 0.01	$ 0.04	$ 0.04	$ 0.11	$ 0.03
Restated	$ 0.08	$ 0.25	$ 0.18	$ 0.16	$ 0.67	$ (0.01)

*	Quarterly per-share amounts are rounded separately to the nearest cent, and as a result the sum of the quarterly amounts may not equal the computed per-share amount for the full year
**	Includes cumulative impact of FY 2011

Revenues as previously reported will not be impacted by the Adjustments. The Adjustments also did not impact the Company’s liquidity, cash flow from operations or other cash position. Based on management’s assessment, no adjustments to inventory were necessary in the Company’s other subsidiaries.

The Company does not believe that the Adjustments for the periods described above will cause the Company to violate the covenants related to minimum quarterly EBITDARS, maximum Debt to EBITDARS ratio and minimum Fixed Charge Coverage Ratio contained and defined in its Fourth Amended and Restated Credit Facility Agreement (“Credit Agreement”) with Manufacturers and Traders Trust Company (“M&T”); however, the failure by the Company to provide financial statements prepared in accordance with generally accepted accounting principles for the Restated Periods does constitute a default under the Credit Agreement. M&T has provided the Company with a waiver of this default.

The restatement of the consolidated financial statements will be implemented as follows. The Company intends to amend its Annual Report on Form 10-K for FY 2012 to restate the Company’s consolidated financial statements for FY 2012 as well as for Q1-2012, Q2-2012 and Q3-2012 (the “Interim 2012 Statement Periods”) to reflect the Adjustments applicable to each of those periods. A footnote to the restated FY 2012 consolidated financial statements to be contained in the amended Form 10-K for FY 2012 will contain a more detailed description of the impact of the accounting error in each of the Interim 2012 Statement Periods. The Company will not file amendments to its Quarterly Reports on Form 10-Q for the Interim 2012 Statement Periods. Accordingly, the Company cautions investors that certain information contained in the Quarterly Reports on Form 10-Q previously filed for the Interim 2012 Statement Periods, specifically the consolidated financial statements contained in those reports and the information derived therefrom, should no longer be relied upon.

The Company also anticipates that it will restate its consolidated quarterly financial statements for Q1-2013 in an amendment to its Quarterly Report on Form 10-Q for that fiscal quarter. In addition, the Company’s Quarterly Reports on Form 10-Q during the remainder of its 2013 fiscal year will restate the comparable prior year quarterly information.

The Company further cautions investors that all previously issued guidance related to fiscal year 2013 should no longer be relied upon.

As a result of the matters described above, management has concluded that there was a material weakness in the Company’s internal control over financial reporting during FY 2012 and Q1-2013. Management will revise its conclusions as to the effectiveness of the Company’s internal controls during the Restated Periods in the Form 10-K and Form 10-Q amendments described above. Management has identified steps it believes are necessary to remediate the material weakness and discussed them with the Audit Committee, and expects that remediation will be effective by the time the Quarterly Report on Form 10-Q for the quarter ended March 29, 2013 is filed.

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The foregoing information is based on facts obtained to date from the results of the Company’s internal investigation and reviews of previously issued financial statements of the Company. The Company’s investigation is substantially completed, but additional information could be discovered as a result of the preparation of the restated financial statements referred to above that could cause the Company to have to make additional adjustments to one or more of the reports covering the Restated Periods.

Management and the Audit Committee have discussed the matters described herein with EFP Rotenberg, LLP, the Company’s independent registered public accounting firm.

The Company advises investors that the recent departure of its President was not related to the matters described in this report.

Item 7.01	Regulation FD Disclosure

On May 1, 2013 the Company issued a press release announcing the filing of this Current Report on Form 8-K. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1	Press Release issued by IEC Electronics Corp. on May 1, 2013

The information in Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing. Neither the filing or furnishing of any exhibit to this report nor the inclusion in such exhibits of a reference to the Company’s Internet address shall, under any circumstances, be deemed to incorporate the information available at such address into this report. The information available at the Company’s Internet address is not part of this report.

This Current Report on Form 8-K contains certain statements that are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934, and are made in reliance upon the protections provided by such Acts for forward-looking statements. These forward-looking statements (such as when we describe what we “anticipate” or “estimate” will occur, and other similar statements) include, but are not limited to, all statements that are not based on historical fact, but rather reflect our current expectations concerning future results and events. The ultimate correctness of these forward-looking statements is dependent upon a number of known and unknown risks and events and is subject to various uncertainties and other factors that may cause our actual results, performance or achievements to be different from any future results, performance or achievements expressed or implied by these statements. Specific risks and uncertainties include, but are not limited to, those set forth in the “Risk Factors” section of the Company’s latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IEC Electronics Corp.
(Registrant)

Date: May 1, 2013	By:	/s/ Vincent A. Leo
Vincent A. Leo
Chief Financial Officer

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EXHIBIT INDEX

Exhibit 99.1	Press Release issued by IEC Electronics Corp. on May 1, 2013

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